                                                                    Exhibit 10.2

                     BUSINESS LOAN AGREEMENT WITH COVENANTS

         THIS BUSINESS LOAN AGREEMENT WITH COVENANTS (this "Agreement") is made this 12 day of August, at Cleveland, Ohio, by and among HOME RETAIL HOLDINGS, INC. (formerly known as Gaylord Companies, Inc., and the surviving entity of a merger between Gaylord Companies, Inc. and Home Retail Acquisition Corp.), a Delaware Corporation, THE COOKSTORE, INC, an Ohio Corporation, and THE COOKSTORE WORTHINGTON, INC., an Ohio Corporation, jointly and severally, (collectively, the "Borrower", and each a "Borrower", unless the context otherwise requires), with their principal place of business located at 4006 Venture Court, Columbus, Ohio 43228, and LIBERTY BIDCO INVESTMENT CORPORATION, a Michigan Corporation ("BIDCO"), at 30833 Northwestern Highway, Suite 211, Farmington Hills, Michigan 48334-2582. This Agreement is intended to, and shall be, deemed effective as of the Effective Date of the Reorganization Plan described below. Furthermore, this Agreement and the financing described herein is intended by the parties hereto to constitute the Exit Financing as that term is described in the Reorganization Plan.

         WHEREAS, the Borrowers filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Southern District of Ohio, Eastern Division, Case No. 97-60560, et seq. (the "Bankruptcy Case"); and

         WHEREAS, an Amended Plan of Reorganization Of Gaylord Companies, Inc., The Cookstore, Inc., and The Cookstore Worthington, Inc., dated June 24, 1998, As Modified (the "Reorganization Plan"), has been Confirmed on July 10, 1998 by the Bankruptcy Court (the "Confirmation Order") in the Bankruptcy Cases, enabling the Borrowers to emerge from the Bankruptcy Cases as viable going businesses, provided that the Borrowers obtain appropriate exit financing;

         WHEREAS, during the pendency of the Bankruptcy Cases, Fremont Financial Corporation, a California Corporation ("Fremont") lent up to $1,500,000 to The Cookstore, Inc. and The Cookstore Worthington, Inc. pursuant to a certain Loan and Security Agreement, Promissory Notes, Guarantees and other loan documents dated April 23, 1998 (collectively, the "Fremont Financing Agreement"); and

         WHEREAS, the Borrowers and BIDCO desire to payout, terminate and replace the Fremont Financing Agreement by and through this Agreement;

         NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, the above recitals which are incorporated herein by reference, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. EXIT FINANCING: BIDCO shall lend or otherwise make available to Borrower, upon the satisfaction of the terms and conditions hereinafter set forth, and Borrower may borrow from BIDCO, the aggregate principal sum of One Million Three Hundred Thousand Dollars ($1,300,000.00) (the

         "Exit Financing") together with interest thereon calculated on the basis of a 360 day year, counting the actual number of days elapsed, at the rate of:

                  three (3) percentage points above the rate published by the Wall Street Journal for the first business day of every month as the "prime" rate per annum (the "Note Rate"), until maturity. The "prime" rate published for the first business day of each month will change the Note Rate effective for that month and shall be used to calculate the payment due (whether interest only or principal and interest, as set forth below) on the last business day of that month. The "prime" rate may not necessarily be the lowest interest rate at which BIDCO is willing to extend its credit facilities, nor is it necessarily the interest rate used by BIDCO for its most credit-worthy customers. After maturity hereof, the interest rate on all principal or interest outstanding, whether by acceleration or otherwise, shall be eleven (11) percentage points above such "prime" rate.

         Any and all advances for the Exit Financing shall be evidenced by a Promissory Note (the "$1,300,000 Note").

         The funding of the Exit Financing is expressly subject to the following criteria being met to the sole satisfaction of BIDCO: favorable findings upon completion of due diligence by BIDCO; subordination of officer and shareholder debt to the obligations owed to BIDCO; the execution and delivery of a valid and binding definitive acquisition agreement between Home Retail Holdings, Inc and Aropi, Incorporated upon terms acceptable to BIDCO.

         Borrower acknowledges that the Exit Financing shall be funded in the following manner, and for the following purposes:

         (i) $1,053,373.69 has been simultaneously herewith paid via wire transfer to Fremont being an amount equal to the total principal and accrued interest then owed by the Borrowers to Fremont (and to any and all participants in the Fremont Financing Agreement); and

         (ii) The remaining balance of $246,626.31 shall be wire transferred to such account or accounts as shall be designated by Borrowers in a separate written Draw Instruction, to be used for the working capital of the Borrowers to enable them to cause the Reorganization Plan to become effective and the Borrowers emerge as viable going businesses from the Bankruptcy Cases.

2. EXIT FINANCING WARRANTS: Effective on even date herewith, Home Retail Holdings, Inc. shall execute and deliver to BIDCO Warrants for the purchase of five percent (5%) of Home Retail Holdings, Inc.'s Common Stock and Class B Common Stock on a fully diluted basis as of August 11, 1998 upon such terms and at an exercise price of $.01 as adjusted pursuant to the Warrant of even date, as are acceptable to BIDCO in accordance with the Letter of Understanding (Revised) dated August 5, 1998, between BIDCO and Home Retail Holdings, Inc. Such Warrants shall have registration rights that provide BIDCO the right to have twenty-five percent (25%) of the Borrower's stock sold as a part of the first following securities registration conducted by the Borrower, and any remaining portion sold pursuant to subsequent securities registrations.

3. PAYMENT: Commencing on the last business day of the month in which the Closing occurs, Borrower shall pay the outstanding obligations as follows:

                  FIRST SIX MONTHS: Payment of interest only, based on the Note Rate, due on the last business day of each month, commencing on August 31, 1998 through and including January 31, 1999.

                  PAYMENT UPON PUBLIC OFFERING OR PRIVATE PLACEMENT: Home Retail Holdings, Inc. will make every reasonable effort to accomplish and complete a public offering of additional capital stock to be traded on the NASDAQ or a recognized stock market in October, 1998. In such public offering, Home Retail Holdings, Inc. will cause sufficient shares of its Class A Common Stock to be included in the registration statement such that up to twenty-five percent (25%) of the shares received by BIDCO upon the exercise of its Warrant shall be sold pursuant to such public offering. Furthermore, Home Retail Holdings, Inc. will make every reasonable effort to accomplish similar and additional public offerings in order that any remaining portion of shares shall be registered in such subsequent offerings, which render such shares freely tradeable by BIDCO or its assignee. Furthermore, Home Retail Holdings, Inc. shall reserve and make available such shares necessary until the exercise of the Warrant. In the event due to market conditions or other business factors Home Retail Holdings, Inc. does not conduct the public offering of additional capital stock, it has agreed that it shall conduct a private placement offering of additional capital stock (Borrower shall use its best efforts to sell all of the stock offered through the private placement offering, although Home Retail Holdings, Inc. nor any other Borrower can guaranty or assure BIDCO that such stock so offered will be fully subscribed). The Exit Financing, as evidenced by this Agreement and the $1,300,000 Note, shall be paid in full with the proceeds of the public offering or private placement offering, whichever occurs first.

                  MATURITY: In all events, payment in full of the obligations hereunder shall be due January 31, 1999 (the "Maturity Date"), at which time the entire balance of principal of the Exit Financing, as evidenced by this Agreement, and the $1,300,000 Note, together with all accrued but unpaid interest, shall be due and immediately payable.

         Each payment received by BIDCO shall be applied first to all outstanding fees and expenses due to BIDCO, then to accrued but unpaid interest, then to principal. All payments shall be made to BIDCO at the address set forth above or as otherwise directed in writing to Borrower. It is understood and agreed that the amortization of the loan will result in a "balloon payment" on the Maturity Date and there has been no agreement by BIDCO to refinance such balloon payment.

         In the event any payment is not received by BIDCO on or before the date when due, a late fee in the amount of five percent (5%) of the past-due payment shall be immediately payable by Borrower to BIDCO.

4. PREPAYMENT: The $1,300,000 Note may be prepaid at any time and to the extent such Prepayment occurs, Borrower shall pay to BIDCO a prepayment penalty in an amount equal to twenty percent (20%) of the amount so prepaid, which shall be due at the time of such Prepayment. The term "Prepayment" shall include any payment or reduction of the balance due under the $1,300,000 Note, regardless of whether such payment or other reduction, (a) is voluntary or involuntary; (b) is occasioned by BIDCO's acceleration of the $1,300,000 Note; (c) is made by Borrower or by a third party; (d) results from BIDCO's receipt or collection of proceeds of its collateral, including condemnation awards; (e) results from BIDCO's exercise of its right of setoff; and/or (f) is made during a bankruptcy, reorganization or other proceeding, or is made pursuant to any plan of reorganization or liquidation; provided, however, the term "Prepayment" shall not include (1) payment of the $1,300,000 Note from the proceeds of the public stock offering or private placement stock offering described in Section 3 above, or (2) an amendment or restructuring of the Loan and Note Agreement whereby BIDCO hereafter extends additional or substitute financing or refinancing to Borrowers.

         Notwithstanding any prepayment of the $1,300,000 Note, the Warrant, executed and delivered by Borrower on even date herewith, shall remain in full force and effect in accordance with the terms thereof.

5. SECURITY: To secure the payment of the $1,300,000 Note, this Agreement, and any other present or future liability of Borrower to BIDCO, whether several, joint, or joint and several, Borrower hereby pledges and grants to BIDCO a first continuing security interest in all of Borrower's accounts, chattel paper, instruments and general intangibles, machinery and equipment, inventory and supplies, all furniture and fixtures and interest in joint ventures or other entities, as more fully defined in the Security Agreement, of even date, and all additions, accessions, replacements, substitutions, increments, proceeds and products thereof and thereto, whether now owned or hereafter acquired ("Collateral").

6.       REPRESENTATIONS AND WARRANTIES: Borrower represents that:
         6.1 Home Retail Holdings, Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware, in good standing, and duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary;

         6.2 The Cookstore, Inc. is a corporation duly organized and validly existing under the laws of the State of Ohio, in good standing, and duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary;

         6.3 The Cookstore Worthington, Inc. is a corporation duly organized and validly existing under the laws of the State of Ohio, in good standing, and duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary;

         6.4 All necessary corporate proceedings of each Borrower have been duly taken to authorize the execution, delivery and performance of the Loan Documents by Borrower and the consummation of the loan transaction;

         6.5 The execution and delivery of this Agreement, the $1,300,000 Note, the Security Agreement, and the Warrant (collectively, the "Loan Documents") to which Borrower is a party are within the power and authority of Borrower. The Loan Documents to which Borrower is a party will be a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally and subject to general principles of equity. The obligation of Borrower to pay the principal of the $1,300,000 Note, together with all interest accrued thereon and other charges, is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to payment of the Obligations;

         6.6 Neither the execution nor delivery of this Agreement, the other Loan Documents, or the consummation of the loan transaction contemplated hereby, will conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants, conditions or provisions of:
                  (1) the governing documents (the Articles of Incorporation, By-Laws or Code of Regulations) of Borrower, or any other corporate restriction, or (2) any contract, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement or instrument to which Borrower is now a party, or by which its properties may be bound or affected, or (3) the Reorganization Plan and/or Confirmation Order, or (4) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or any governmental agency, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower (except in the favor of BIDCO) under the terms or provisions of any of the foregoing. Borrower is not in default of the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in the Reorganization Plan;

         6.7 The balance sheets, profits and loss statements, and statements of income and retained earnings and statement of cash flows of Borrower, previously furnished to BIDCO, are true and correct in all material respects and fairly represent the financial condition of Borrower as at the dates of said financial statements and the results of their operations for the periods ending on said dates. Borrower does not have any material contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheets or the notes thereto; and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments of Borrower. Said financial statements were prepared in accordance with generally accepted accounting procedures consistently applied ("GAAP"). Since the date of the latest of such statements there has been no material adverse change in the financial condition of Borrower from that set forth in said balance sheets as at that date.

         6.8 Borrower has good and marketable title to all of its properties and assets, including those which constitute the Collateral, free and clear of any liens, charges, encumbrances or other adverse claims, whether legal or equitable, except for the first security interest of BIDCO upon the Collateral as of the date first set forth above.

         6.9 There are no actions or proceedings pending (including, without limitation, any adversary proceedings in the Bankruptcy Case) by or against a Borrower before any court or administrative agency, and Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions or prosecutions involving a Borrower, except for the Bankruptcy Case and such ongoing collection matters in which the Borrower is the plaintiff.

         6.10 Borrower has filed all federal, state and local tax returns (including, but not limited to, sales taxes, personal property taxes, franchise taxes and income taxes) together with all other reports which it is required by law to file. Borrower has paid all taxes, assessments and other similar charges that are due and payable prior to such taxes becoming a delinquency or lien against the Borrower's property (except for any such state and local taxes, assessments or charges, in an amount not in excess of $92,000 in the aggregate, which are due and payable with respect to periods prior to the Petition Date of the Bankruptcy Case, which taxes shall be duly paid in accordance with the terms of the Reorganization Plan).

         6.11 Each Borrower is solvent and able to pay all of its debts (including trade debts) as they come due. No transfer of property is being made by a Borrower, and no obligation is being incurred by a Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of Borrower.

         6.12 Borrower is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No Reportable Event or Prohibited Transaction has occurred or is continuing with respect to any Plan; no circumstances exist which would entitle the PBGC to institute proceedings to terminate or appoint a trustee to administer a Plan; the PBGC has instituted no such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; Borrower and each Commonly Controlled Entity have met their respective minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan in accordance with ERISA; and neither Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC.

         6.13 Borrower is in compliance and conformity, in all material respects, with all laws (including without limitation all applicable foreign, federal, state and local laws, including environmental laws, safety laws, pension laws and employment or labor laws), ordinances, rules, regulations and all other legal requirements, the violation of which would have a material adverse effect on Borrower's business, operations, properties, assets or financial condition. Borrower has not received any notice or order of any violation or claim of violation of any such law, ordinance, rule, regulation, or requirement from any governmental authority wherein the effect of any such violation or violations in the aggregate may have a material adverse effect on the business, properties, operations, or financial condition of Borrower.

7. AFFIRMATIVE COVENANTS: So long as the $1,300,000 Note remains outstanding, as regards its business operations, Borrower shall:

         7.1 Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as shall be in accordance with sound business practices and industry standards. All such policies shall name BIDCO as a loss payee, as its interests may appear, and must provide for not less than thirty (30) days prior written notice to BIDCO of any cancellation, change or modification of any term, condition or amount of protection therein. Such insurance policy shall be issued by insurance carriers and BIDCO may reject any insurance carrier with a "Best Insurance Report" rating of less than A, and a financial size category of less than Class X.

         7.2 Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and perform all of its obligations when due under normal terms (including, but not limited to all debts and obligations set forth in the Loan Documents), and pay all taxes, assessments, fees and other governmental monetary obligations on or before the date they are last payable without penalty, except as they may be contested in good faith if they have been properly reflected on its books and, at BIDCO's request, adequate funds or security has been pledged, escrowed or reserved to insure payment.

         7.3 Maintain proper books, records and accounts in accordance with GAAP, consistent with financial statements previously submitted to BIDCO.

         7.4 Furnish to BIDCO whatever information, books and records BIDCO may reasonably request, including at a minimum:

                  A. Within thirty (30) days after each month, a balance sheet as of the end of that month, and a statement of profit and loss and surplus (including a comparison to previously submitted budgets), for that month and from the beginning of that fiscal year to the end of that month.

                  B. Within ninety (90) days after, and as of the end of each of its fiscal years, detailed financial and operating statements, including a balance sheet and a statement of profit and loss and surplus. The statements shall be audited by an independent certified public accounting firm reasonably acceptable to BIDCO.

                  C. As soon as they become available, Borrower's Form 10-Q , 10-K or 8-K, and any other filings made by Borrower with the Securities Exchange Commission.

                  All financial and operating statements submitted to BIDCO shall be prepared in accordance with GAAP, applied on a consistent basis, and shall be accompanied by a Certificate of Compliance, in the form attached as Exhibit A, executed by an officer of Borrower.

                  From time to time upon request by BIDCO, and as BIDCO may reasonably require, such further information regarding the business affairs and financial condition of Borrower, including, but not limited to, accounts payable and accounts receivable agings, accounting and management recommendations and a statement from Borrower certified by Borrower's Secretary or Assistant Secretary affirming Borrower's compliance with all terms and conditions of this Agreement and that no Event of Default or unmatured default exists (the "No-Default Certificates")

         7.5 Furnish to BIDCO a written and detailed, forecasted annual operating budget for each fiscal year during the Term not less than sixty (60) days prior to the beginning of the subject fiscal year.

         7.6 Furnish BIDCO with copies of all of Borrower's material correspondence, if any, with Borrower's shareholders, directors, executive committees and the financial community.

         7.7 Hold Board of Directors meetings no less than once each quarter annum and invite BIDCO to send a representative to each Directors meeting.

         7.8 Notify BIDCO in the event that Borrower is or reasonably expects to be in default of any of the provisions hereof.

         7.9 Borrower will execute such other and further documents and instruments as BIDCO may request to implement the provisions of this Agreement and to perfect and protect the security interests to BIDCO contemplated herein.

         7.10 Home Retail Holdings, Inc. will make every reasonable effort to accomplish and complete a public offering of additional capital stock to be traded on the NASDAQ or a recognized stock market in October, 1998. In such public offering, Home Retail Holdings, Inc. will cause sufficient shares of its Class A Common Stock to be included in the registration statement such that up to twenty-five percent (25%) of the shares received by BIDCO upon the exercise of its Warrant shall be sold pursuant to such public offering. Furthermore, Home Retail Holdings, Inc. will make every reasonable effort to accomplish similar and additional public offerings in order that any remaining portion of shares shall be registered in such subsequent offerings, which render such shares freely tradeable by BIDCO or its assignee. Furthermore, Home Retail Holdings, Inc. shall reserve and make available such shares necessary until the exercise of the Warrant. In the event due to market conditions or other business factors Home Retail Holdings, Inc. does not conduct the public offering of additional capital stock, it has agreed that it shall conduct a private placement offering of additional capital stock (Borrower shall use its best efforts to sell all of the stock offered through the private placement offering, although Home Retail Holdings, Inc. nor any other Borrower can guaranty or assure BIDCO that such stock so offered will be fully subscribed). The proceeds sought from such public and/or private financing will be sufficient to pay in full the Exit Financing, and the actual proceeds (after payment of the expenses of such offering) shall be first used to pay in full the $1,300,000 Note, together with any accrued but unpaid interest.

8. NEGATIVE COVENANTS: So long as the $1,300,000 Note remains outstanding, as regards its business operations, Borrower will not without the written consent of BIDCO:

         8.1 Permit the ratio of its current assets to its current liabilities at any time to be less than:

                           1.25:1.00

                  The above ratio of current assets to current liabilities shall be computed on a basis consistent with financial statements previously submitted to BIDCO and in conformance with GAAP.

         8.2      Permit its net worth at any time to be less than:

                           ($600,000.00) through 11/30/98, and $500,000.00 by
                           12/31/98 and thereafter.

                  The above ratio of net worth shall be computed on a basis consistent with financial statements previously submitted to BIDCO and in conformance with GAAP. For the purpose of this calculation, net worth shall be reduced by loans to stockholders and related party receivables.

         8.3 Acquire, repurchase, redeem or retire any shares of any class of its capital stock, or declare or pay dividends or make any other distributions upon any shares of any class of its capital stock, without the consent of BIDCO, which shall not be unreasonably withheld.

         8.4 Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt to BIDCO, unsecured debt incurred in the ordinary course of business, debt disclosed in writing to BIDCO prior to the date hereof (including all obligations pursuant to the Reorganization
                  Plan) (the "Permitted Debt"). For the purposes of this covenant, the sale of Borrower's accounts receivable shall be deemed the incurring of debt for borrowed money.

         8.5 Create or permit to exist any lien on any of its property, real or personal, except: liens to BIDCO; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities, and liens for taxes being contested in good faith.

         8.6 Except in the ordinary course of business or with the consent of BIDCO (which consent shall not be unreasonably withheld), consolidate with or merge into any corporation or business entity, or permit any corporation or business entity to merge into it (provided, that The Cookstore, Inc. and/or The Cookstore Worthington, Inc. may be merged into their parent, Home Retail Holdings, Inc.); nor convey, lease or sell all or a material portion of its assets or business, nor lease, purchase or otherwise acquire all or a material portion of the assets or business of any other person, corporation or business entity.

         8.7 Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except on endorsement for deposit and collection in the ordinary course of business.

         8.8 Purchase or acquire any securities of, or make any loans or advances to, or investment in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing and/or certificates of deposit in commercial banks; provided, however, that so long as Borrower is not then in default hereunder or the payment thereof would cause the Borrower to be in default hereunder, Borrower may also pay the Advisory Agreement payments as approved by the Reorganization Plan to Cambridge Partners, LLC, such Advisory Agreement payments being subordinated at all times to the indebtedness owed to BIDCO hereunder.

         8.9 Create any subsidiary or any other class of capital stock other than the currently existing classes of Common Stock or change its fiscal year.

         8.10 Enter into any partnership or joint venture which shall be related to the activities of Borrower.

         8.11 Allow Home Retail Holdings, Inc. to sell, transfer or otherwise dispose of any of their shares of Common Stock of The Cookstore, Inc. or The Cookstore Worthington, Inc., to any other person or entity.

         8.12 Purchase or redeem any shares of any class of its capital stock, except upon the exercise by BIDCO of the Put of the Warrant.

9. EVENTS OF DEFAULT/ACCELERATION: There shall be a default of the $1,300,000 Note and this Agreement, and the $1,300,000 Note and this Agreement and all other liabilities of Borrower to BIDCO shall immediately mature and be due and payable, without notice or demand, unless BIDCO otherwise elects, upon the occurrence of any of the following events:

         9.1 Default in the payment of the $1,300,000 Note or any other obligation owing to BIDCO or any other creditor, other than unsecured debt incurred during the ordinary course of business, and such default continues for a period of ten (10) days without cure.

         9.2 Default in the performance of any term or condition of this Agreement or in any document given as security for the $1,300,000 Note, or in any other agreement between Borrower and any creditor, and such default continues without cure for a period of ten (10) days.

         9.3 Any warranty, representation, or statement made or furnished to BIDCO by Borrower hereunder or otherwise is or becomes untrue in any material respect.

         9.4      If any "reportable event" as defined in ERISA occurs.

         9.5 The dissolution, termination of existence, suspension of business (including failure to open for business for more than five (5) consecutive days), or insolvency of Borrower; or the appointment of a receiver for any part of the property of Borrower; or the making of an assignment for the benefit of creditors by Borrower; or the commencement of bankruptcy or insolvency proceedings by Borrower; or the commencement of bankruptcy or insolvency proceedings against Borrower which are not dismissed within thirty (30) days; or the inability of Borrower generally to pay its debts as they mature; or death of the President of Borrower (unless a reasonable replacement is substituted within thirty (30) days).

         9.6 The material loss, theft, damage or destruction, without insurance, or the encumbrance to or of any material part or all of the Collateral other than as permitted in Section 8.5.

         9.7 The entry, placement or issuance of any judgment, levy, lien, writ of attachment, writ of garnishment, writ of execution or similar process, against Borrower or any of Borrower's property unless they do not have a material adverse impact on Borrower's financial condition.

         9.8 The sale of a material part of Borrower's assets or business, outside the ordinary course of business, without BIDCO's written consent which shall not be unreasonably withheld.

         9.9 BIDCO shall deem itself insecure in good faith believing that the prospect of payment of liabilities or performance under the $1,300,000 Note is materially impaired.

         9.10 Any event which results in the acceleration of the maturity of any material indebtedness of Borrower to BIDCO or to others under any notice, indenture, agreement or undertaking.

         9.11 So long as BIDCO holds the Warrant; failure to observe and perform any of the material terms and conditions of the Warrant, of even date, entered into by Borrower and BIDCO.

10. REMEDIES ON DEFAULT: If the $1,300,000 Note is not paid at maturity, whether by acceleration or otherwise, BIDCO shall have all of the rights and remedies provided by any applicable law or agreement. Further, and without extending the maturity date thereof, or otherwise limiting the scope or nature of remedies of BIDCO in the event of a default hereunder, BIDCO shall have the right, but not the obligation, upon notice to Borrower, to deem that any or all said due and unpaid interest payments are to be converted to and included as unpaid principal under the $1,300,000 Note, and payment of principal and interest thereon shall become due and payable from the due date according to the terms of such $1,300,000 Note. Any requirement of reasonable notice shall be met if BIDCO sends the notice to Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. BIDCO is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of the nominee. Borrower shall be liable for any deficiency remaining after disposition of any Collateral.

11.      AROPI, INC. - SUBORDINATED DEBT - FIRST RIGHT OF REFUSAL:

         11.1 Home Retail Holdings, Inc. has entered into a written agreement with Aropi, Incorporated (the "Stock Agreement"), whereby Home Retail Holdings, Inc. shall purchase the outstanding capital stock of Aropi, Incorporated. Borrower hereby agrees and confirms that Borrower shall use its best efforts to consummate the transaction upon the terms currently in effect, that the terms of the Stock Purchase Agreement with Aropi, Incorporated will not be changed without the prior consent of BIDCO, and that Borrower shall not consummate the Stock Purchase Agreement with Aropi, Incorporated through any person or entity other than Borrower without BIDCO's prior written consent. BIDCO shall have a first right of refusal, in BIDCO's sole discretion, to extend a subordinated loan to Borrower upon terms to be mutually agreed, in order to partially finance the Aropi, Incorporate stock acquisition by Borrower.

         11.2 If at any time during the three (3) year period commencing upon the earlier of (i) the date the $1,300,000 Note is repaid in full, or (ii) January 31, 1999, the Borrower or any one or more of the Borrowers desires to obtain financing by and through a subordinated indebtedness note, debenture or other such instrument from a third party creditor, then and in that event BIDCO shall have a first right of refusal, in BIDCO's sole discretion, to extend such a subordinated loan to Borrower upon terms to be mutually agreed. Commencing upon the earlier of (x) the prepayment of the $1,300,000 Note or (y) January 31, 1999, Borrower shall pay a facility fee equal to two percent (2%) of the average unused portion of BIDCO's approved lending limit for such subordinated debt facility less any advances to Borrower thereunder (measured as of the end of each anniversary period therefor) unless BIDCO declines to extend such a subordinated loan.

12.      MISCELLANEOUS:

         12.1 No delay on the part of BIDCO in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by BIDCO of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by BIDCO of any default shall be effective unless in writing and signed by BIDCO, nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. Any election to waive its right of acceleration shall not be construed as a bar to or waiver of any right to elect acceleration on a future occasion. An election by BIDCO to convert any unpaid interest payment to principal shall not require BIDCO to make a similar election in respect of subsequent unpaid interest payments hereunder.

         12.2 Any reference to BIDCO shall include any holder of the $1,300,000 Note. The $1,300,000 Note is assignable and transferrable individually or collectively upon written notice to and consent of Borrower (such consent not to be unreasonably withheld).

         12.3 The $1,300,000 Note, and this Agreement are governed by Ohio law. This Agreement is valid and binding upon the parties, their respective successors, assigns, heirs and personal representatives. This Agreement may only be amended in a writing signed by all of the parties hereto.

         12.4 Within thirty (30) days of Closing, Borrower shall obtain a Landlord Waiver on terms reasonably acceptable to BIDCO with respect to each current and future leased facility, store, warehouse and/or office space.

         12.5 Borrower shall pay a facility fee of $53,000 upon the funding hereof of the Exit Financing. Borrower is liable to BIDCO for all reasonable costs and expenses, of every kind, incurred in the making or collection of the $1,300,000 Note, including, without limitation, actual attorney fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by BIDCO in any bankruptcy, reorganization, insolvency or other similar proceeding.

         12.6 All notices required or permitted under the $1,300,000 Note, or this Agreement shall be in writing and personally delivered, sent by certified mail, return receipt requested or by a reliable overnight delivery service, to the respective address above, or to any other address required by the respective party, or by facsimile transmission with confirmation of receipt, and notice shall be deemed given on the earlier of: a) two (2) business days after notice is mailed as set forth above; or b) upon actual receipt.

         12.7 The parties agree to perform any further acts and to execute and deliver any additional documents which may be reasonably necessary to carry out the intent and provisions of this Agreement.

         12.8 WAIVER OF JURY TRIAL. BORROWER AND BIDCO EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BIDCO AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTION RELATED HERETO. This waiver shall not in any way affect, waive, limit, amend or modify BIDCO's ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in the $1,300,000 Note, or any other instrument, document or agreement between BIDCO and Borrower.

         12.9 If any provision of this agreement is invalid, it shall be ineffective only to the extent of its invalidity, and the remaining provisions shall be valid and effective.

         12.10 Borrower expressly waives presentment, demand, notice (other than notice of an event of default if otherwise required by this Agreement), protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of the $1,300,000 Note, or this Agreement.

         12.11 At no time shall the interest payable hereunder be deemed to exceed the maximum interest rate permitted to be paid by Borrower or received by BIDCO with respect to the indebtedness represented by the $1,300,000 Note, or this Agreement under applicable law (the "Legal Rate"). In the event any interest is charged or received by BIDCO in excess of the Legal Rate, Borrower acknowledges that any such excess interest shall be the result of an accidental and bona fide error, and such excess shall first be applied to reduce the principal then unpaid hereunder (in inverse order of their maturities if principal amounts are due in installments); second, applied to reduce any obligation for other indebtedness of Borrower to BIDCO; and third, any remaining excess returned to Borrower.

         12.12 The headings herein are for convenience only, and shall not be used for interpreting this Agreement. Wherever the context requires, the singular shall include the plural, and the masculine shall include the feminine and neuter.

         12.13 This Agreement may be signed in multiple counterparts, and by facsimile transmission, all of which, taken together, shall constitute an original Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first set forth above.

WITNESS:                                    HOME RETAIL HOLDINGS, INC.,
                                            a Delaware Corporation

                                            By: /s/ GREG DUKOFF
------------------------------                  -------------------------------
                                                Greg Dukoff, Secretary

                                            THE COOKSTORE, INC.,
                                            an Ohio Corporation,



                                            By: /s/ GREG DUKOFF
------------------------------                  -------------------------------
                                                Greg Dukoff, Secretary


                                            THE COOKSTORE WORTHINGTON, INC.,
                                            an Ohio Corporation


                                            By: /s/ GREG DUKOFF
------------------------------                  -------------------------------
                                                Greg Dukoff, Secretary

                                            LIBERTY BIDCO INVESTMENT CORPORATION



                                            By: /s/ PEARL M. HOLFORTY
------------------------------                  -------------------------------
                                                Pearl M. Holforty, President